EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-45442 and No. 2-89104 of Lennar Corporation on Form S-8 of our reports dated January 20, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1997.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 26, 1998